Exhibit 21

Pentair plc and subsidiaries as of December 31, 2019

Name of Company	Jurisdiction of Incorporation
Aplex Industries, Inc.	United States
Aqua Membranes, Inc. (1)	United States
Aquion (Xi'an) Water Treatment Equipment Co., Ltd.	China
Aquion Hong Kong Limited	Hong Kong
Aquion, Inc.	United States
Century Mfg. Co.	United States
Chansuba Pumps Private Limited (2)	India
ClearWater Tech, L.L.C.	United States
Enviro Water Solutions LLC	United States
Epps, Ltd.	Mauritius
ETE Coliban Pty Limited	Australia
Everpure Japan Kabushiki Kaisha	Japan
FARADYNE Motors (Suzhou) Co., Ltd (3)	China
Faradyne Motors LLC (3)	United States
FilterSoft, LLC	United States
Fleck Controls, Inc.	United States
Goyen Controls Co. Pty. Limited	Australia
Goyen Valve LLC	United States
Greenspan Environmental Technology Pty Ltd	Australia
Haffmans B.V.	Netherlands
Haffmans North America, Inc.	United States
Hawley Group Canada Limited	Canada
Holding Nijhuis Pompen B.V.	Netherlands
Hypro EU Limited	United Kingdom
Infinite Water Solutions Private Limited (3)	India
Jung Pumpen GmbH	Germany
Lincoln Automotive Company	United States
McNeil (Ohio) Corporation	United States
MECAIR S.r.L.	Italy
Milperra Developments Pty Limited	Australia
Mobile Pool Builder, Inc.	United States
Moraine Properties, LLC	United States
Nano Terra, Inc. (4)	United States
Nijhuis International B.V.	Netherlands
Nijhuis Pompen B.V.	Netherlands
Nijhuis Pompen BVBA	Belgium
Nijhuis Pompen Exploitatiemaatschappij B.V.	Netherlands
Panthro Acquisition Co.	United States
Pelican Holding Corporation	United States
Pentair (NZ) Limited	New Zealand
Pentair Aquatic Eco-Systems (Canada), Inc.	Canada
Pentair Aquatic Eco-Systems, Inc.	United States
Pentair Australia Holdings Pty Limited	Australia
Pentair Canada, Inc.	Canada
Pentair Clean Process Technologies India Private Limited	India
Pentair Denmark Holding ApS	Denmark
Pentair Environmental Systems Limited	United Kingdom
Pentair Epsilon Limited	Bermuda
Pentair Federal Pump, LLC	United States

Pentair Filtration Sales & Service Company, LLC	United States
Pentair Filtration Solutions, LLC	United States
Pentair Finance Group GmbH	Switzerland
Pentair Finance Holding GmbH	Switzerland
Pentair Finance S.a.r.l.	Luxembourg
Pentair Flow Control International Pty Limited	Australia
Pentair Flow Services AG	Switzerland
Pentair Flow Technologies de Mexico, S. de R.L. de C.V.	Mexico
Pentair Flow Technologies Pacific Pty Ltd	Australia
Pentair Flow Technologies, LLC	United States
Pentair France SARL	France
Pentair Germany GmbH	Germany
Pentair Global Holdings B.V.	Netherlands
Pentair Global S.a.r.l.	Luxembourg
Pentair Group (Thailand) Limited (5)	Thailand
Pentair Holdings S.a.r.l.	Luxembourg
Pentair Holdings, Inc.	United States
Pentair Housing, Inc.	United States
Pentair Housing, LP	United States
Pentair International (UK) Ltd	United Kingdom
Pentair International Holding S.a.r.l.	Luxembourg
Pentair International Sarl	Switzerland
Pentair Investments Switzerland GmbH	Switzerland
Pentair Ireland Limited	Ireland
Pentair Janus Holding LLC	United States
Pentair Janus Holdings	Bermuda
Pentair Kenya Limited	Kenya
Pentair Luxembourg S.a.r.l.	Luxembourg
Pentair Management Company	United States
Pentair Manufacturing Belgium BVBA	Belgium
Pentair Manufacturing France S.A.S.	France
Pentair Manufacturing Italy S.r.L.	Italy
Pentair Middle East FZE	United Arab Emirates
Pentair Nanosoft US Holdings, LLC	United States
Pentair Netherlands Euro Finance B.V.	Netherlands
Pentair Netherlands Finance B.V.	Netherlands
Pentair Netherlands Holding B.V.	Netherlands
Pentair Pacific Rim (Water) Limited	Hong Kong
Pentair Pacific Rim, Limited	Hong Kong
Pentair Philippines, Inc. (5)	Philippines
Pentair Residential Filtration, LLC	United States
Pentair Services France S.A.S.	France
Pentair Shenzhen Enclosure Company, Ltd.	China
Pentair Sudmo GmbH	Germany
Pentair Tamimi LLC (6)	Saudi Arabia
Pentair Trading (Shanghai) Co., Ltd.	China
Pentair Transport, Inc.	United States
Pentair Tubing Limited	United Kingdom
Pentair UK Group Limited	United Kingdom
Pentair UK Holdings Limited	United Kingdom
Pentair Valves & Controls del Uruguay S.A.	Uruguay
Pentair Water (Suzhou) Company, Ltd.	China
Pentair Water Asia Pacific Pte. Ltd.	Singapore

Pentair Water Australia Pty Ltd	Australia
Pentair Water Belgium BVBA	Belgium
Pentair Water Brazil LLC	United States
Pentair Water do Brasil Ltda.	Brazil
Pentair Water France SAS	France
Pentair Water Group, Inc.	United States
Pentair Water Holdings, LLC	United States
Pentair Water India Private Limited	India
Pentair Water Italy S.r.l.	Italy
Pentair Water Latinamerica S.A.	Argentina
Pentair Water Operations Australia Pty Ltd	Australia
Pentair Water Polska Sp.zoo	Poland
Pentair Water Pool and Spa, Inc.	United States
Pentair Water Proces Technologie Holding B.V.	Netherlands
Pentair Water Process Technology B.V.	Netherlands
Pentair Water Purification Systems (Shanghai) Co., Ltd.	China
Pentair Water Spain, S.L.	Spain
Pentair Water Treatment (OH) Company	United States
Pentair Water Treatment Company	United States
Pentair Water Treatment Private Limited (7)	India
Pentair Water, LLC	United States
Pentair Water-Mexico, S. de R.L. de C.V.	Mexico
Pentair, Inc.	United States
Penwald Insurance Company	United States
PES Pty Ltd	Australia
PFAM, Inc.	United States
Plymouth Products, Inc.	United States
Procam Controls, Inc.	United States
PTG Accessories Corp.	United States
Seneca Enterprises Co.	United States
Sta-Rite de Mexico, S.A. de C.V.	Mexico
Sta-Rite de Puerto Rico, Inc.	Puerto Rico
Sta-Rite Industries, LLC	United States
Sudmo (UK) Ltd.	United Kingdom
Surface Logix LLC (8)	United States
Tupelo Real Estate, LLC	United States
Union Engineering (NingBo) Co., Ltd.	China
Union Engineering A/S	Denmark
Union Engineering Holding II A/S	Denmark
Union Engineering Holding LLC	United States
Union Engineering Latam Ltda (9)	Brazil
Union Engineering North America LLC	United States
Urban Organics Pentair Group, LLC	United States
Urban Organics Schmidt Real Estate Group, LLC	United States
Urban Organics St. Paul, LLC	United States
Voltea Ltd. (10)	United Kingdom
Water Ingenuity Holdings Corp.	United States
Webster Electric Company, LLC	United States
WICOR Industries (Australia) Pty. Ltd.	Australia
X-Flow B.V.	Netherlands

(1)	10.37% owned
(2)	47% owned
(3)	50% owned
(4)	4.81% owned
(5)	99.99% owned
(6)	70% owned
(7)	76% owned
(8)	0.03% owned
(9)	99% owned
(10)	1.69% owned